UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio	43659
(Address of principal executive offices)	(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Exchange Offer

As previously announced, on May 14, 2024, Owens Corning, a Delaware corporation (“Owens Corning”), issued a press release announcing the early results of its previously announced offer to exchange (the “Exchange Offer”) any and all 3.50% Senior Notes due 2030 (the “Existing Masonite Notes”) issued by Masonite International Corporation, a British Columbia corporation (“Masonite”), and held by certain eligible holders for up to an equal aggregate principal amount of new 3.50% Senior Notes due 2030 (the “New Owens Corning Notes”) issued by Owens Corning, on the terms and subject to the conditions set forth in Owens Corning’s Offering Memorandum and Consent Solicitation Statement, dated May 1, 2024, as amended (the “Statement”).

On May 22, 2024, Owens Corning accepted the Existing Masonite Notes that had been validly tendered and not validly withdrawn and related consents that had been validly delivered and not validly revoked at 5:00 p.m., New York City time, on May 14, 2024, and consummated the exchange of such Existing Masonite Notes by issuing an equal aggregate principal amount of New Owens Corning Notes and making a cash consent payment to exchanging eligible holders, on the terms and subject to the conditions set forth in the Statement. The Exchange Offer was made in connection with the acquisition of Masonite by MT Acquisition Co ULC, a British Columbia unlimited liability company and a wholly owned subsidiary of Owens Corning, which closed on May 15, 2024.

New Owens Corning Notes

Pursuant to the Exchange Offer, Owens Corning issued approximately $373.2 million in aggregate principal amount of New Owens Corning Notes on May 22, 2024.

The New Owens Corning Notes mature on February 15, 2030 and bear interest at a rate of 3.50% per annum, payable semi-annually on February 15 and August 15 of each year.

The New Owens Corning Notes are general senior unsecured obligations of Owens Corning and rank equally in right of payment with all of Owens Corning’s existing and future senior unsecured indebtedness and rank senior in right of payment to all of its existing and future subordinated indebtedness. The New Owens Corning Notes are effectively subordinated to Owens Corning’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all existing and future obligations of Owens Corning’s subsidiaries.

The New Owens Corning Notes have not been registered under the Securities Act of 1933 (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The terms of the New Owens Corning Notes are governed by the indenture, dated as of June 2, 2009, between Owens Corning, and Computershare Trust Company, N.A., as trustee (the “Trustee”), as supplemented and amended, including by the Thirteenth Supplemental Indenture, dated as of May 22, 2024 (the “Thirteenth Supplemental Indenture”), between Owens Corning and the Trustee (as so supplemented and amended, the “Indenture”). The Indenture contains customary covenants that, among other things, limit Owens Corning’s and its subsidiaries’ ability to create liens on property that secure indebtedness, enter into sale and leaseback transactions and merge, consolidate or amalgamate with another company. Upon the occurrence of a “Change of Control Repurchase Event,” as defined in the Thirteenth Supplemental Indenture, Owens Corning is required to offer to repurchase the New Owens Corning Notes at a price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Owens Corning may redeem the New Owens Corning Notes, in whole or in part, prior to August 15, 2029, at a make-whole redemption price, and on or after August 15, 2029, at a redemption price equal to 100% of the principal amount thereof, in each case, plus any accrued and unpaid interest to the date of redemption.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness and certain events of bankruptcy and insolvency. An event of default under the Indenture will allow either the Trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding New Owens Corning Notes issued under the Indenture to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the New Owens Corning Notes.

The foregoing descriptions of the Thirteenth Supplemental Indenture and the New Owens Corning Notes set forth above do not purport to be complete and are subject to and qualified in their entirety by reference to the complete text of the Thirteenth Supplemental Indenture and New Owens Corning Notes, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and the terms of which are incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the New Owens Corning Notes, Owens Corning also entered into a registration rights agreement, dated May 22, 2024 (the “Registration Rights Agreement”), among Owens Corning, as issuer, and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as dealer managers (together, the “Dealer Managers”), with respect to the New Owens Corning Notes. Under the Registration Rights Agreement, Owens Corning, among other matters, agreed, for the benefit of the holders of the New Owens Corning Notes, that it will, subject to certain exceptions, (1) file a registration statement (the “Exchange Offer Registration Statement”) with the Securities and Exchange Commission with respect to a registered offer (the “Registered Exchange Offer”) to exchange the New Owens Corning Notes for new notes to be issued by Owens Corning (the “Exchange Notes”) having terms substantially identical in all material respects to the New Owens Corning Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), (2) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective, (3) upon the effectiveness of the Exchange Offer Registration Statement, offer the Exchange Notes in exchange for surrender of the New Owens Corning Notes, (4) keep the Registered Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is first mailed or otherwise sent to the holders of the New Owens Corning Notes and (5) use its commercially reasonable efforts to consummate the Registered Exchange Offer not later than 365 days following the final settlement date of the Exchange Offer (or if such 365th day is not a business day, the next succeeding business day).

If Owens Corning does not comply with certain of its obligations under the Registration Rights Agreement, subject to limitations set forth in the Registration Rights Agreement, Owens Corning will be required to pay additional interest to holders of New Owens Corning Notes in an amount equal to 0.25% per annum on the principal amount of the New Owens Corning Notes for the first 90 days following such default. Thereafter, the amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default is cured, up to a maximum amount of 0.50% per annum.

The Dealer Managers have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for Owens Corning and its affiliates for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Registration Rights Agreement set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.3 and the terms of which are incorporated by reference herein.

Remaining Existing Masonite Notes

Following the early settlement of the Exchange Offer on May 22, 2024, Masonite had outstanding approximately $1.9 million in aggregate principal amount of Existing Masonite Notes. The Existing Masonite Notes were issued under an indenture, dated as of July 26, 2021 (as supplemented and amended, the “Existing Masonite Notes Indenture”), by and among Masonite, the guarantors named in the signature pages thereto and Computershare Trust Company, N.A., as trustee. In connection with the Exchange Offer, Masonite solicited the consents of the holders of the Existing Masonite Notes to amend the Existing Masonite Notes Indenture to remove certain covenants, restrictive provisions and events of default, which amendments became operative on May 22, 2024. The Existing Masonite Notes are the senior unsecured obligations of Masonite and are guaranteed by certain of Masonite’s subsidiaries.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the Indenture and the New Owens Corning Notes are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Thirteenth Supplemental Indenture, dated as of May 22, 2024, by and between Owens Corning and Computershare Trust Company, N.A., as Trustee.

4.2	Form of 3.50% Senior Notes due 2030 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of May 22, 2024, by and among Owens Corning, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: May 22, 2024	By:	/s/ Todd W. Fister
Todd W. Fister
Executive Vice President and Chief Financial Officer